UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): November 10, 2006


                          SERACARE LIFE SCIENCES, INC.
               (Exact Name of Registrant as Specified in Charter)


          California                   0-33045                 33-0056054
 (State or Other Jurisdiction        (Commission             (IRS Employer
       of Incorporation)             File Number)          Identification No.)


                375 West Street
              West Bridgewater, MA                                02379
     (Address of principal executive offices)                   (Zip Code)


                                 (508) 580-1900
               Registrant's telephone number, including area code


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 10, 2006, SeraCare Life Sciences, Inc. (the "Company") entered into a Joint Plan of Reorganization pursuant to Bankruptcy Code Section 1121(a), with certain members of the Ad Hoc Equity Committee, whose members are Harbinger Capital Partners Master Fund I Ltd., Harbinger Capital Partners Special Situations Fund L.P. (collectively, "Harbinger"), Black Horse Capital Partners ("Black Horse") and The Wolfson Group (collectively, the "AHEC"), which contemplates that the Company and the AHEC would, subject to the terms specified therein, jointly support a plan of reorganization (the "Plan") as more fully discussed below. As set forth therein, the Plan will not be effective unless and until approved by the Bankruptcy Court, and is further subject to the approval of the classes of claims and interests entitled to vote thereon to the extent required by the Bankruptcy Code. Once approved by the Bankruptcy Court, there is no assurance that the transactions contemplated by the Plan will be consummated on the terms specified therein or at all.

The following summary of the Plan is qualified in its entirety by reference to the text of the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

The Plan divides the claims against and interests in the Company into Classes. Certain claims --in particular, Administrative Claims and Priority Tax Claims -- remain unclassified in accordance with Bankruptcy Code Section 1123(a)(1). The Plan assigns all other claims and interests to one of eight Classes, which will receive distributions under the Plan, if any, as described below.

Classes, 1, 2, 3, 4, 4A, 5, and 6A, consisting, respectively, of priority claims, bank claims, junior secured note claims, miscellaneous secured claims, Commerce Bank claims, general unsecured creditors, and certain governmental claims will be unimpaired, and be paid in cash in full to the extent of allowed claims. Class 8, consisting of common stock options interests, will be unimpaired and will receive new options in the reorganized Company. Unimpaired classes are, pursuant to the Bankruptcy Code, deemed to accept the plan and therefore do not vote on the Plan. Class 6B, consisting of certain non-governmental claims, will be, at the option of the Plan proponents, paid in cash or stock of the reorganized Company to the extent of allowed claims, and will be entitled to cast provisional ballots in the event the Plan proponents decide to pay such allowed claims in stock.

Class 7, consisting of holders of the Company's common stock, will be impaired and entitled to vote on the Plan. The Plan proposes that the Company reorganize, and that current shareholders fund a restructuring of the Company's balance sheet. The Company and the AHEC have therefore proposed that the Plan be based on a rights offering. The rights offering will be available to current shareholders on a pro rata basis. Each shareholder will be entitled to purchase a pro rata share, out of all current shareholders, of 4,250,000 new shares to be issued at a price of $4.75 per share. Both the new shares issued and the price per share could be adjusted if the plan is not confirmed by March 15, 2007, which is further discussed in the Plan Support Agreement discussed below. In connection with the Plan, members of the AHEC have committed to fully participate in the rights offering. In addition, certain members of the AHEC will act as backstop purchasers, and have committed to purchase all unexercised subscription rights.

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

Under the Plan, each shareholder of the Company that is a holder as of the rights offering record date (which has not been announced but would likely be on or around December 21, 2006) will be allowed to purchase its pro rata share of 4,250,000 shares of the reorganized Company's common stock. The subscription rights will not be transferable and the price of shares in the rights offering will be $4.75 per share. The rights offering will seek to raise $20,187,500 for the Company.

The Plan also contemplates that the Company will affect a reincorporation merger pursuant to which it will become a Delaware corporation. In addition, the reorganized Company's board of directors would be adjusted so that the Board would consist of a total of five members: Susan Vogt (the Company's Chief Executive Officer), Gene Davis, one designee of Harbinger reasonably acceptable to the Company, one designee of Black Horse reasonably acceptable to the Company and the fifth member would be a current member of the Board of Directors of the Company or a person otherwise designated by the Company's Chief Executive Officer.


The following summary of the Plan Support Agreement is qualified in its entirety by reference to the text of the Plan Support Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by this reference.

On November 10, 2006, the Company and the AHEC also entered into the Plan Support Agreement (the "Support Agreement") pursuant to which the parties set forth the terms by which each would, among other things, agree to seek confirmation of the Plan. Under the Support Agreement, the Company agreed to file a motion with the Bankruptcy Court to approve the withdrawal of its previous financing motion related to its letter of intent with the Allegiant Group; not to file or see confirmation or be a proponent of a plan of reorganization other than the Plan; and to pay certain fees and expenses of the AHEC. Members of the AHEC agreed act as the backstop purchasers of the Company's common stock in connection with the rights offering; to purchase the existing bank debt of the Company; and subject to the existence of certain conditions, to consent to certain motions related to the directors and officers insurance claims and class action litigation against the Company. Each of the parties thereto agreed to use their commercially reasonable efforts to seek the Bankruptcy Court's approval of the joint disclosure statement and confirmation of the Plan. The Support Agreement will terminate upon the occurrence or non-occurrence of certain events, including failure of the Bankruptcy Court to approve the joint disclosure statement before December 31, 2006 or confirmation of the Plan before May 31, 2007, the consummation of the Plan before June 30, 2007 or the failure to maintain a specified amount of EBITDA. The Support Agreement also provides that the subscription price per share in the proposed rights offering will be reduced (i) by $0.25 per share every fifteen days beginning March 15, 2007, if the Plan is not confirmed by then, until the Plan is confirmed; and (ii) by an additional $0.25 per share for each fifteen day period after the 30th day after the Bankruptcy Court approves the Plan until the Plan becomes effective; provided that the price reduction contemplated by clause
(ii) will not apply if the Plan becomes effective on or before March 31, 2007. A corresponding adjustment will be made to the number of shares in the rights offering to maintain the total financing amount.

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

                                SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   November 14, 2006             SERACARE LIFE SCIENCES, INC.

                                       /s/ GREG GOULD
                                       -----------------------------------------
                                           Greg Gould,
                                           Chief Financial Officer




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

                                  EXHIBIT INDEX

Exhibit No.       Description

10.1 Joint Plan of Reorganization with the Ad Hoc Debtor Committee, dated November 10, 2006.

10.2              Plan Support Agreement between SeraCare Life Sciences, Inc.
                  and the Ad Hoc Debtor Committee, dated November 10, 2006.


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